Exhibit 10.14

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) THE DATE HEREOF, AND (II) THE DATE THE CORPORATION BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

BOREALIS FOODS INC.

(Incorporated under the laws of the Province of Ontario)

USD $5,000,000.00

CONVERTIBLE NOTE

(the “Note”)

TO: SAULE ALGAZIYEVA

DATED: March 6, 2023

BOREALIS FOODS INC. (hereinafter referred to as the “Corporation”) for value received hereby promises to pay to Saule Algaziyeva (the “Holder”) at the address set forth above on the Maturity Date (as defined in the Purchase Agreement), or on such earlier date as the Principal Amount may become due in accordance with the provisions of the Purchase Agreement (defined herein), on presentation and surrender of this Note, the sum of USD $5,000,000 (the “Principal Amount”) in lawful money of the United States and to pay interest on the Principal Amount at the rate of 10% per annum (the “Interest Rate”) from the date hereof, on the Maturity Date.

This Note is issued or issuable under the terms of a Note Purchase Agreement dated as of March 3, 2023 (the “Purchase Agreement”) and made between the Corporation and the Holder.

This Note is convertible into Securities in the capital of the Corporation on and subject to the terms and conditions set forth in the Purchase Agreement at the prices and otherwise on the terms set forth therein, at a time not later the Maturity Date.

The Corporation shall be entitled to redeem and prepay all Principal Amount and interest hereunder, in whole or in part, at any time prior to the Maturity Date, subject to the terms and conditions of the Purchase Agreement.

Reference is hereby expressly made to the Purchase Agreement and any instruments supplemental thereto for the description of the terms and conditions upon which the Note is issued and held and the rights and remedies of the Purchaser and of the Corporation, all to the same effect as if the provisions of the Purchase Agreement and any instruments supplemental thereto formed part of this Note.

Unless otherwise stated, wherever in this Note reference is made to a rate of interest “per annum” or a similar expression is used, such interest shall be calculated using the nominal rate method, and not the effective rate method, of calculation and the basis of a 12-month period of 365 days or 366 days, as the case may be.

Capitalized words or expressions used in this Note shall, unless otherwise defined herein, have the meaning ascribed thereto in the Purchase Agreement. If any provisions of this Note are inconsistent with the provisions of the Purchase Agreement, the provisions of the Purchase Agreement shall take precedence and shall govern.

BOREALIS FOODS INC.

Per:	/s/ Reza Soltanzadeh
Name:	Reza Soltanzadeh
Title:	President

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